Exhibit 10.21

Addendum No. 12 to the Contract of Potency Reserve and Supply of Electric Power, executed by and between Companhia Hidro Elétrica do São Francisco — CHESF and Trikem S/A, on 06/02/1998.

COMPANHIA HIDRO ELÉTRICA DO SÃO FRANCISCO, operator of electric power public services, established in the City of Recife, State of Pernambuco, at Rua Delmiro Gouveia number 333, District of Bongi, enrolled in the Taxpayers’ General Registry of the Ministry of Finance under number 33 541 368/0001-16 and in the Fiscal Registry of the State of Pernambuco under number 18 1 001 0005584-6, hereinafter referred to as CHESF, and TRIKEM S/A, with its industrial facilities in the Municipality of Maceió, State of Alagoas, enrolled in the Taxpayers’ General Registry of the Ministry of Finance under number 13 558 226/0013-98 and in the Fiscal Registry of the State of Alagoas under number 240 07111-5, hereinafter referred to as CONSUMER, represented by its Superintendent Director and by its Electric Energy Manager who sign “in-fine”, have mutually adjusted this ADDENDUM TO THE CONTRACT OF POTENCY RESERVE AND SUPPLY OF ELECTRIC POWER, which will be governed by the following clauses and conditions:

I — SUBJECT MATTER

1st Clause — The subject matter of this instrument is to set forth the amount of electric energy contracted between CHESF and the CONSUMER, as established by Resolutions Nos. 8 and 13 of the Board for Management of the Electric Energy Crisis — GCE.

§ 1st — The amount of electric power contracted between the PARTIES will be equal to the target established pursuant to the above mentioned Resolutions, corresponding to 123,580.5 KWh/h, multiplied by the respective number of hours in the accounting month.

§ 2nd — The consumption target might be revised if the CONSUMER acquires or sells the Certificates referred to in item IV of this instrument.

§ 3rd — CHESF will communicate monthly, by fax or another safe electronic means, the respective consumption target established under the terms of paragraph 2nd in this clause.

V — EFFECTIVENESS

5th Clause — The conditions set forth in this ADDENDUM will be in force during the period from 12/01/2001 up to the end of the Emergency Program for Reduction of Electric Energy Consumption.

6th Clause — At any time, either party might terminate this addendum upon written notice to the other party.

VI — GENERAL PROVISIONS

7th Clause — The other clauses contained in the CONTRACT OF POTENCY RESERVE AND SUPPLY OF ELECTRIC POWER, appended hereby, that are not conflicting to this ADDENDUM, are hereby confirmed and remain in force.

8th Clause — Upon the termination of this instrument, the CONTRACT OF POTENCY RESERVE AND SUPPLY OF ELECTRIC POWER will be restored to its original conditions, in addition to those set forth in the addenda preceding this one.

And being thus adjusted and agreed, the PARTIES sign this ADDENDUM on 03 (three) copies of equal content and configuration, in the presence of the witnesses indicated.

Recife — PE, December 20, 2001.

COMPANHIA HIDRO ELÉTRICA DO SÃO FRANCISCO — CHESF

(Signed by)	(Signed by)
Mozart de Siqueira Campos Araujo,	Paulo de Tarso da Costa,
Director President	Operations Director

TRIKEM S/A.

(illegible signature)	(illegible signature)
name: Manoel Carnaúba Cortez	name: Ricardo Maya Gomes Simões
position: Superintendent Director	position: Electric Energy Manager

WITNESSES:

(illegible signature)	(Signed by)
name: Jorge Juan ... (illegible)	João Henrique de Araújo Franklin Neto
CPF: 350 262 945-53	CPF: 192 420 694-34